UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100

New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-849-4548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

As previously disclosed, on June 30, 2026, the shareholders of Singularity Future Technology Ltd. (the “Company”) approved at its annual meeting of shareholders an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock by one of the following ratios: 1-for-5, 1-for-10, or 1-for-14, with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the annual meeting (the “Reverse Stock Split”). On July 7, 2026, the Board fixed the Reverse Stock Split ratio at 1-for-14.

On July 22, 2026, the Company filed Articles of Amendment to our Amended and Restated Articles of Incorporation with the Virginia State Corporation Commission (the “Articles of Amendment”), which effect the Reverse Stock Split at a ratio of 1-for-14, and such Articles of Amendment will become effective as of 12:01 a.m. ET on July 27, 2026 (the “Effective Time”).

As a result of the Reverse Stock Split, every fourteen shares of Common Stock will be combined into one share of Common Stock and the total number of issued and outstanding ordinary shares will be reduced from 12,556,650 shares to 896,904 shares. Shareholders who otherwise would be entitled to receive fractional shares because they held a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive the number of shares rounded up to the nearest whole number.

Trading of the Company’s common stock on The Nasdaq Capital Market on a split-adjusted basis is expected to begin on July 27, 2026. The Company’s new Common Stock will continue to be traded under the symbol SGLY, with the new CUSIP number, 82935V406. The Company’s shareholders should not send their share certificates to the Company. Shareholders will be notified by the Company’s transfer agent, Transhare Corporation, regarding the process for exchanging existing share certificates representing pre-split shares.

The above description of the Articles of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The description of the Articles of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Singularity Future Technology Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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